As filed with the Securities and Exchange Commission on October 29, 1997

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 PHYMATRIX CORP.
               (Exact name of registrant as specified in charter)


              Delaware                                           65-0617076
    (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                          Identification No.)


                      777 South Flagler Drive, Suite 1000E
                            West Palm Beach, FL 33401
                                 (561) 655-3500
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                             ----------------------


   Abraham D. Gosman                                  Copies to:
        PhyMatrix Corp.                              James E. Dawson, Esq.
    777 South Flagler Drive                      Nutter, McClennen & Fish, LLP
   West Palm Beach, FL 33401                        One International Place
        (561) 655-3500                               Boston, MA 02110-2699
                                                        (617) 439-2000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If the Form is a post-effective amendment filed pursuant to Rule 426(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
                             ----------------------

====================================================================================================================
   Title of Each Class of          Amount to be        Proposed Maximum    Proposed Maximum         Amount of
 Securities to be Registered        Registered          Offering Price         Aggregate           Registration
                                                         Per Share(1)      Offering Price(1)           Fee
--------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01
par value                        5,204,305 shares          $14.44          $75,150,164.20           $22,772.78
====================================================================================================================

(1) Determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices per share of Common Stock reported on the Nasdaq National Market on October 28, 1997.
                             ----------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  SUBJECT TO COMPLETION DATED OCTOBER 29, 1997

PROSPECTUS

                                5,204,305 Shares

                                 PHYMATRIX CORP.

                                  Common Stock

                                  ------------



         This Prospectus relates to the resale of 5,204,305 shares of Common Stock, $.01 par value (the "Shares"), of PhyMatrix Corp., a Delaware corporation (the "Company"), which Shares are owned and may be offered and sold from time to time by certain persons and entities referred to herein as the "Selling Stockholders."

         The Shares may be offered from time to time by the Selling Stockholders in transactions on the Nasdaq National Market ("Nasdaq") or in privately-negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Specific information concerning the Selling Stockholders and their plan of distribution is set forth under "Selling Stockholders" and "Plan of Distribution."

         The Company will not receive any proceeds from the sale of the Shares. The Company is bearing certain expenses in connection with the registration of the Shares being offered and sold by the Selling Stockholders.

         Shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), are quoted on the Nasdaq under the symbol "PHMX." On October 28, 1997, the closing price reported for such shares on Nasdaq was $14.375.

                                  ------------


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
          THE  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------


                The date of this Prospectus is October __, 1997.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities described herein by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                                  ------------


                              AVAILABLE INFORMATION

         The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act covering the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, and the exhibits and schedules thereto. For further information, with respect to the Company and the Common Stock, reference is made to the Registration Statement, and the exhibits and schedules thereto, which can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that submit electronic filings to the Commission. Statements made in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Commission. For further information with respect to the Company, reference is hereby made to such reports and other information which can be inspected and copied at the public reference facilities maintained by the Commission referenced above.

         The Company's Common Stock is listed for trading on The Nasdaq National Market ("Nasdaq") under the trading symbol "PHMX." Reports, proxy statements and other information about the Company also may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company hereby incorporates by reference (i) its Annual Report on Form 10-K for its fiscal year ended January 31, 1997, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on May 30, 1997; (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997 and July 31, 1997; (iii) its Current Reports on Form 8-K dated October 6, 1997 and October 27, 1997, respectively; and (iv) the description of its Common Stock contained under (a) "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A filed with the Commission on January 19, 1996, and (b) "Description of Capital Stock" in the Company's Registration Statement on Form S-4 (Reg. No. 333-09187), as amended to date.

         All reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, subsequent to the date hereof and prior to any termination of the offering of the shares of Common Stock covered by this Prospectus are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) will be provided without charge to each person who receives a copy of this Prospectus on written or oral request to Alberto M. Hernandez, PhyMatrix Corp., 777 South Flagler Drive, West Palm Beach, Florida 33401, or by telephone at (561) 655-3500.


                                   THE COMPANY

         The Company is a multi-specialty physician management company that provides management services to the medical community. The Company also (i) develops medical malls, medical office buildings and health parks, both for its own account and for leading hospitals and health systems, and (ii) operates a multi-therapeutic site management organization operating multiple Phase I through IV research facilities conducting clinical research for pharmaceutical companies and clinical research organizations. The Company's primary strategy is to develop management networks in specific geographic locations by affiliating with physicians, medical providers and medical networks. The Company affiliates with physicians by acquiring their practices and entering into long-term management agreements with the acquired practices and through the management of independent physician associations and specialty care physician networks by management service organizations in which the Company has ownership interests. Where appropriate, the Company supports its affiliated physicians with related diagnostic and therapeutic medical support services. The Company's medical support services include radiation therapy, diagnostic imaging, infusion therapy, home health care, lithotripsy services and ambulatory surgery.

         The Company's principal place of business is 777 South Flagler Drive, Suite 1000E, West Palm Beach, Florida 33401; and its telephone number at that address is (561) 655-3500. Unless otherwise indicated or required by the context, references to the "Company" include its consolidated subsidiaries.

                                 USE OF PROCEEDS

         The Shares of Common Stock offered by the Selling Stockholders are not being sold by the Company, and the Company will not receive any proceeds of the sale thereof.

                              SELLING STOCKHOLDERS

         The names of the Selling Stockholders, the number of Shares which may be offered from time to time by them under this Prospectus and information concerning any material relationships between the Company and the Selling Stockholders are set forth below and will be set forth as required in Supplements to this Prospectus or amendments to the Registration Statement. The Company issued the shares of Common Stock offered under this Prospectus in connection with the acquisition by the Company of Clinical Studies, Ltd. ("Clinical Studies") on October 15, 1997 (the "Acquisition"). The Selling Stockholders were the sole stockholders of Clinical Studies. To the Company's knowledge, the Shares which may be offered represent all the shares of Common Stock owned by the Selling Stockholders. If all of such Shares are sold, none of the Selling Stockholders will hold any shares of Common Stock. On October 28, 1997, there were 29,588,676 shares of Common Stock outstanding.

                                                                   Number of Shares
           Selling Stockholder                                   Which May Be Offered
           -------------------                                   --------------------
           BankBoston, N.A., as Trustee(1)............................903,352
           Walter Brown(2)..........................................2,442,756
           Ronald Phillips as Trustee of
                             The Alexander Rothman 1993
                             Qualified Sub-Chapter S Trust(3).........769,702
           Ronald Phillips as Trustee of
                             The Julie Rothman 1993
                             Qualified Sub-Chapter S Trust(3).........769,702
           Michael T. Heffernan(4)....................................318,793

-----------------

(1) BankBoston, N.A. serves as Trustee of the Fort Cake Trust for the benefit of Karen Rothman, the wife of Michael Rothman. Dr. Rothman served as a director of Clinical Studies and as its Treasurer from 1990 until the Acquisition and as its President from 1990 until 1994.
(2) Dr. Brown served as a director of Clinical Studies and as its Secretary from 1990 until the Acquisition.

(3) The Alexander Rothman, beneficiary of The Alexander Rothman 1993 Qualified Sub-Chapter S Trust, and Julie Rothman, beneficiary of The Julie Rothman 1993 Qualified Sub-Chapter S Trust, are the son and daughter, respectively, of Dr. Rothman.
(4) Mr. Heffernan has served as President of Clinical Studies since January 1994. In connection with the Acquisition, the Company's management has agreed to nominate Mr. Heffernan for election to the Company's Board of Directors.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders may sell all or a portion of the Shares offered hereby from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Stockholders may from time to time offer the Shares beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and the purchasers of the Shares for whom they may act as agent. Pursuant to the Registration Rights Agreement dated October 15, 1997 (the "Registration Agreement") between the Selling Stockholders and the Company, until October 15, 1998, no more than 100,000 Shares may be sold pursuant to this Prospectus by any one Selling Shareholder (or by BankBoston, N.A., as Trustee, and Mr. Phillips, as Trustee, taken as a group) during any period of 30 consecutive days. In addition to the foregoing, pursuant to the Registration Agreement, during the first 30-day period in which Shares may be sold pursuant to this Prospectus, each of the Selling Stockholders shall be entitled to sell an additional 20,000 Shares.

         To the extent required, the aggregate principal amount of the Shares to be sold hereby, the names of the Selling Stockholders, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions, discounts or other terms constituting compensation with respect to a particular offer will be set forth in any accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them hereby will be the purchase price of such Shares less discounts and commissions, if any.

         The Shares which may be offered hereby may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of the Shares or by agreement between such holders and underwriters or dealers who receive fees or commissions in connection therewith. In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

         The Selling Stockholders and any broker-dealers, agent or underwriters that participate with the Selling Stockholders in the distribution of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions or discounts received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares offered hereby and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company is paying all expenses incident to the offer and sale of the Shares offered hereby by the Selling Stockholders to the public, other than selling commissions and fees.

                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of Common Stock being offered hereby will be passed upon by Nutter, McClennen & Fish, LLP, Boston, Massachusetts, counsel to the Company. Michael J. Bohnen, an attorney at Nutter, McClennen & Fish, LLP, is also Assistant Secretary of the Company.

                                     EXPERTS

         The consolidated financial statements of the Company for the fiscal year ended January 31, 1997 and the one-month period ended January 31, 1996 and combined financial statements of the Company for the year ended December 31, 1995 and for the period from June 24, 1994 (inception) through December 31, 1994, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated October 6, 1997, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of said firm as experts in accounting and auditing.

         The combined financial statements of Clinical Studies Ltd. and Clinical Marketing Ltd. for the fiscal years ended December 31, 1996 and December 31, 1995, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated October 6, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The expenses in connection with the offering to which this Registration Statement relates, other than commissions, are to be borne by the Company and are estimated as follows:

    Securities and Exchange Commission
      Registration Fee...........................................$22,773
    Accounting Fees............................................... 5,000
    Legal Fees................................................... 10,000
    Printing Expenses............................................. 3,000
    Miscellaneous Expense..........................................1,227
    Total........................................................$42,000


Item 15. Indemnification of Directors and Officers

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

         The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

         The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

Item 16. List of Exhibits

Exhibit No.   Exhibit
-----------   -------

*2.1          Amended and Restated Agreement and Plan of Merger dated as of
              July 15, 1997 by and among the Company, Clinical Studies,
              PhyMatrix Acquisition I, Inc., a Delaware corporation, Dr.
              Michael Rothman, Dr. Walter Brown, Michael T. Heffernan and
              Ronald Phillips as Trustee of The Alexander Rothman 1993
              Qualified Sub-Chapter S Trust and as Trustee of The Julie
              Rothman 1993 Qualified Sub-Chapter S Trust (incorporated
              herein by reference to the Company's Form 8-K dated October 6,
              1997).
+ 5.1         Opinion of Nutter, McClennen & Fish, LLP
+23.1         Consent of Coopers & Lybrand L.L.P.
+23.2         Consent of Deloitte & Touche LLP
+23.3         Consent of Coopers & Lybrand L.L.P.
+23.4         Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1)
+24.1         Power of Attorney (contained in Page II-4)

------------
* Previously filed.
+ Filed herewith.


Item 17. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of October 1997.

                                          PHYMATRIX CORP.


                                          By: /s/ Frederick R. Leathers
                                              --------------------------------
                                              Frederick R. Leathers
                                              Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert A. Miller, Frederick R. Leathers, Michael J. Bohnen and Alexander S. Glovsky, and each of them singly, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

  /s/  Abraham D. Gosman                                      October 29, 1997
-------------------------------------------
Abraham D. Gosman
Chairman of the Board of Directors and
Chief Executive Officer
(Principal Executive Officer)

  /s/  Frederick R. Leathers                                  October 29, 1997
----------------------------------------------
Frederick R. Leathers
Chief Financial Officer
(Principal Financial and Accounting Officer)

  /s/ Robert A. Miller                                        October 29, 1997
-----------------------------------------------
Robert A. Miller
President and Director

  /s/ Joseph N. Cassese                                       October 29, 1997
----------------------------------------------
Joseph N. Cassese
Director

  /s/ David Livingston, M.D.                                  October 29, 1997
-------------------------------------------
David Livingston, M.D.
Director

  /s/ Bruce Rendina                                           October 29, 1997
-----------------------------------------------
Bruce Rendina
Director

  /s/ Stephen E. Ronai, Esq.                                  October 29, 1997
---------------------------------------------
Stephen E. Ronai, Esq.
Director

  /s/ Hugh L. Carey                                           October 29, 1997
---------------------------------------------
Governor Hugh L. Carey
Director

  /s/ John Chay                                               October 29, 1997
-----------------------------------------------
John Chay
Director

  /s/ Eric Moskow                                             October 29, 1997
-----------------------------------------------
Eric Moskow
Director

Exhibit No.   Exhibit
-----------   -------

*2.1          Amended and Restated Agreement and Plan of Merger dated as of
              July 15, 1997 by and among the Company, Clinical Studies,
              PhyMatrix Acquisition I, Inc., a Delaware corporation, Dr.
              Michael Rothman, Dr. Walter Brown, Michael T. Heffernan and
              Ronald Phillips as Trustee of The Alexander Rothman 1993
              Qualified Sub-Chapter S Trust and as Trustee of The Julie
              Rothman 1993 Qualified Sub-Chapter S Trust (incorporated
              herein by reference to the Company's Form 8-K dated October 6,
              1997).
+ 5.1         Opinion of Nutter, McClennen & Fish, LLP
+23.1         Consent of Coopers & Lybrand L.L.P.
+23.2         Consent of Deloitte & Touche LLP
+23.3         Consent of Coopers & Lybrand L.L.P.
+23.4         Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1)
+24.1         Power of Attorney (contained in Page II-4)

------------
* Previously filed.
+ Filed herewith.